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LOGO - MFN                                                          EXHIBIT 99.1

                                  NEWS RELEASE
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Corporate Headquarters          360 Hamilton Avenue       White Plains, NY 10601
                     914.421.6700               www.mfn.com

FOR IMMEDIATE RELEASE

                         METROMEDIA FIBER NETWORK, INC.
                   ANNOUNCES PRELIMINARY RESTATEMENTS FOR 2001

                   Company Issues Preliminary Results for 2001


New York, April 23, 2002 - Metromedia Fiber Network, Inc. (MFN) (NASDAQ: MFNXE), the leading provider of digital communications infrastructure, announced today preliminary restatements of its previously reported results for the first three quarters of 2001 and preliminary results for the fourth quarter and year-ended December 31, 2001.

As previously announced, the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 with the Securities and Exchange Commission was delayed beyond the intended filing date of April 16, 2002, which was the extended due date for the filing of the report pursuant to SEC rules. As also previously announced, the Company is reexamining its reported operating results for each of the quarterly periods included in the fiscal year ended December 31, 2001 with the assistance of KPMG LLP, who was appointed as MFN 's auditors effective December 2001, and as a result, the Company expects to restate its quarterly results for each of the first three quarters of the fiscal year ended December 31, 2001. These restatements involved revenue/sales credit recognition, timing of expense recognition and non-cash lease accounting and purchase accounting issues.

The following table sets forth previously reported unaudited financial results compared to a preliminary range of restated unaudited financial results for the first, second and third quarters of 2001 (data in $millions).

                                                                     Three Months Ended
                                       March 31, 2001                  June 30, 2001                September 30, 2001
                               -----------------------------------------------------------------------------------------------
                               Previously       Range of       Previously       Range of       Previously       Range of
                                Reported    Restated Results    Reported    Restated Results    Reported    Restated Results
                               -----------------------------------------------------------------------------------------------
Revenue                           77.0         75.0 - 77.0        91.7         79.0 - 81.0        91.5        86.0 - 89.0
Loss from operations,
   excl. impairment charge       (134.8)    (137.0) - (143.0)   (154.5)     (171.0) - (178.0)   (178.6)    (205.0) - (213.0)
Impairment charge                   -               -              -                -              -               -
Net loss                         (148.3)    (150.0) - (156.0)   (205.2)     (222.0) - (230.0)   (242.1)    (268.0) - (277.0)


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                                      - 2 -

The following table sets forth reported financial results for the three months (unaudited) and year ended December 31, 2000 compared to a preliminary range of unaudited financial results for the three months and year ended December 31, 2001 (data in $million).

                                        Three Months Ended                         Year Ended
                                           December 31,                           December 31,
                               -------------------------------------  -------------------------------------
                               -------------------- ----------------  --------------------- ---------------
                                      2001               2000                 2001               2000
                               -------------------- ----------------  --------------------- ---------------
Revenue                              83 - 89              61               323 - 336             188
Loss from operations,
  excl. impairment charge         (298) - (308)          (108)           (811) - (842)          (329)
Impairment charge               (3,900) - (4,300)          -           (3,900) - (4,300)          -
Net loss                        (4,250) - (4,700)        (135)         (4,889) - (5,363)        (407)


The Company reiterated that the foregoing financial results are preliminary and may be subject to additional changes.

MFN also announced today that it received a letter from Nasdaq indicating that the Company's securities are subject to delisting from the Nasdaq Stock Market because MFN failed to file with the Securities Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2001 as required pursuant to Marketplace Rule 4319(c)(14). As permitted by the Nasdaq rules, MFN has requested a hearing before a Nasdaq Listing Qualification Panel to review this decision. The hearing request will stay the delisting of the Company's securities pending the Panel's decision. In addition, MFN was previously notified by Nasdaq that if the trading price per share of its securities failed to equal or exceed One Dollar ($1.00) for 10 consecutive days by May 15, 2002, the Company's securities could be delisted, again, subject to a prior Panel hearing.

METROMEDIA FIBER NETWORK, INC.

MFN is the leading provider of digital communications infrastructure solutions. The Company combines the most extensive metropolitan area fiber network with a global optical IP network, state-of-the-art data centers, award-winning managed services and extensive peering relationships to deliver fully integrated, outsourced communications solutions to Global 2000 companies. The all-fiber infrastructure enables MFN customers to share vast amounts of information internally and externally over private networks and a global IP backbone, creating collaborative businesses that communicate at the speed of light.

Customers can take advantage of MFN's complete, end-to-end solution or select individual components to complement their existing infrastructures. By leasing MFN's metropolitan and regional fiber, customers can create their own, private optical network with virtually unlimited, un-metered bandwidth at a fixed fee. For more reliable, secure and high-performance Internet connectivity, customers can use MFN's private IP network to communicate globally without ever touching the public-switched network. Moreover, MFN's comprehensive managed services enable companies to create a world-class Internet presence, optimize complex sites and private optical networks, and transform legacy applications, all with a single point of contact.

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                                      - 3 -

PAIX.net, Inc., a subsidiary of MFN and the original neutral Internet exchange, offers secure, Class A co-location facilities where ISPs and other Internet-centric companies can form public and private peering relationships with each other, and have access to multiple telecommunications carriers for circuits within each facility.

One network. One infrastructure. One source.

For more information on MFN, please visit our Web site at

This news release contains forward-looking statements that involve risks and uncertainties. Factors that could cause or contribute to such risks and uncertainties include, but are not limited to, general economic and business conditions, competition, changes in technology and methods of marketing, availability of financing, execution risk relating to the transaction described herein and various other factors beyond the Company's control. This also includes such factors as are described from time to time in the SEC reports filed by Metromedia Fiber Network, including the most recently filed Forms S-3, 10-K and 10-Q.

MEDIA RELATIONS:                    INVESTOR RELATIONS:
Kara Carbone                        Martin Cohen
Metromedia Fiber Network            212-606-4389
212-803-5596
kcarbone@mfn.com